Exhibit 99.1

Contact: Immune Pharmaceuticals Inc. 430 East 29th Street, suite 940 New York, NY 10016 Anna Baran, Director, Corporate Affairs Tel: 646-561-8010 anna.baran@immunepharma.com

Immune Pharmaceuticals Expands
Immuno-Dermatology Development Portfolio With Topical
Nano-Formulated Cyclosporine A

NEW YORK, June 10, 2015 /PRNewswire/ -- Immune Pharmaceuticals Inc. (NASDAQ: IMNP) announced today that it has entered into a binding Memorandum of Understanding with Yissum, the Technology Transfer Company of the Hebrew University of Jerusalem regarding the worldwide exclusive licensing and development of a topical, biodegradable, nano-capsule formulation of cyclosporine A. Cyclosporine A, when administered systemically (Sandimmune®, Neoral®), is an effective treatment for psoriasis, atopic dermatitis, pemphigus vulgaris and other severe inflammatory dermatoses.

Dr. Daniel Teper, the CEO of Immune Pharmaceuticals, commented: "Following our lead product candidate bertilimumab in bullous pemphigoid, we are excited to expand our immuno-dermatology portfolio with an innovative topical formulation of cyclosporine A. Additionally, we are further strengthening both our nanotechnology platform and our partnership with Yissum, which already includes NanomAbs®".

The topical nano-capsule technology and the application to cyclosporine A have been developed by the team of Professor Simon Benita, former Director of the Institute for Drug Research and Dean of the School of Pharmacy at the Hebrew University of Jerusalem. Professor Benita pioneered an ocular nano-formulation of cyclosporine A, approved for marketing in Europe for the treatment of severe keratitis associated with dry eye disease.

Professor Benita commented: "We succeeded in incorporating cyclosporine A into biodegradable nano-capsules and have developed stable topical formulations able to achieve therapeutic cyclosporine A levels in the targeted skin layers. Cyclosporine A nano-capsule therapeutic effect was confirmed in two different animal models, which we believe may support a potential topical alternative to oral cyclosporine A, and to other topical immuno-suppressive drugs."

About Immune Pharmaceuticals

Immune Pharmaceuticals Inc. applies a personalized approach to treating and, developing novel, highly-targeted antibody therapeutics to improve the lives of patients with inflammatory diseases and cancer. The Company's lead product candidate, bertilimumab, is in clinical development for moderate to severe ulcerative colitis and Crohn's disease as well as bullous pemphigoid, an orphan auto-immune dermatological condition. Immune licensed worldwide rights for systemic indications of bertilimumab from iCo Therapeutics (TSX: ICO; OTCQX: ICOTF) in June 2011, while iCo retained rights to all ophthalmic indications. iCo originally licensed the exclusive world-wide rights to bertilimumab in 2006 from MedImmune, the Global Research and Development arm of AstraZeneca. Immune's pipeline also includes NanomAbs®, antibody nanoparticle conjugates, for the targeted delivery of chemotherapeutics, and AmiKet™, a Neuropathic Pain drug candidate ready for Phase III. AmiKet has received Orphan Drug Designation for Post-Herpetic Neuralgia.

For more information, visit Immune's website at www.immunepharmaceuticals.com, the content of which is not a part of this press release.

Forward-Looking Statements

This news release and any oral statements made with respect to the information contained in this news release contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. You are urged to consider statements that include the words "may," "will," "would," "could," "should," "believes," "estimates," "projects," "potential," "expects," "plans," "anticipates," "intends," "continues," "forecast," "designed," "goal" or the negative of those words or other comparable words to be uncertain and forward-looking. Such forward-looking statements include statements that express plans, anticipation, intent, contingency, goals, targets, future development and are otherwise not statements of historical fact. These statements are based on our current expectations and are subject to risks and uncertainties that could cause actual results or developments to be materially different from historical results or from any future results expressed or implied by such forward-looking statements. Factors that may cause actual results or developments to differ materially include, but not limited to: the risks associated with the adequacy of our existing cash resources and our ability to continue as a going concern; the risks associated with our ability to continue to meet our obligations under our existing debt agreements; the risk that clinical trials for bertilimumab or AmiKet will not be successful; the risk that bertilimumab, AmiKet or compounds arising from our NanomAbs program will not receive regulatory approval or achieve significant commercial success; the risk that we will not be able to find a partner to help conduct the Phase III trials for AmiKet on attractive terms, on a timely basis or at all; the risk that our other product candidates that appeared promising in early research and clinical trials do not demonstrate safety and/or efficacy in larger-scale or later-stage clinical trials; the risk that we will not obtain approval to market any of our product candidates; the risks associated with dependence upon key personnel; the risks associated with reliance on collaborative partners and others for further clinical trials, development, manufacturing and commercialization of our product candidates; the cost, delays and uncertainties associated with our scientific research, product development, clinical trials and regulatory approval process; our history of operating losses since our inception; the highly competitive nature of our business; risks associated with litigation; and risks associated with our ability to protect our intellectual property. These factors and other material risks are more fully discussed in our periodic reports, including our reports on Forms 8-K, 10-Q and 10-K and other filings with the U.S. Securities and Exchange Commission. You are urged to carefully review and consider the disclosures found in our filings, which are available at www.sec.gov or at www.immunepharmaceuticals.com. You are cautioned not to place undue reliance on any forward-looking statements, any of which could turn out to be wrong due to inaccurate assumptions, unknown risks or uncertainties or other risk factors. We expressly disclaim any obligation to publicly update any forward looking statements contained herein, whether as a result of new information, future events or otherwise, except as required by law.